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                                                                     EXHIBIT 3.2

                                                                      FILED

                                                                   DEC 20 1999

                                                                 State Treasurer

                        CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

--------------------------------------------------------------------------------

Federal Employer Identification No.: 22-3589086

1.   The name of the corporation is: Wall Street Web, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the shareholders of the corporation on the 3rd day of December, 1999;

     Resolved, that Article 2 of the Certificate of Incorporation be amended to read as follows:

          2. The address (and zipcode) of this corporation's registered office is

                    71 Irvington Street
                    Westwood, New Jersey 07675

     Resolved further, that Article 4 of the Certificate of Incorporation be amended to read as follows:

          4. The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 (Ten Million) shares NO PAR VALUE;

     Resolved further, that the Statements contained in the foregoing Resolutions shall be deemed as to be included in and be a part of the Certificate of Incorporation and of the corporation pursuant to the provisions of the New Jersey Business Corporation Act.

3. The number of the shares outstanding at the time of the adoption of the amendment was 2,500 (Two Thousand Five Hundred). The total number of shares entitled to vote thereon was 2,500 (Two Thousand Five Hundred).


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4.   The number of shares voting for and against such amendment is as follows:



       Number of Shares                            Number of Shares
     Voting for Amendment                    Voting Against Amendment
     ---------------------                    -------------------------
           2,500                                          None

                                              WALL STREET WEB, INC.

                                              By: /s/ THOMAS M. JONES
                                                 -----------------------
                                                  Thomas M. Jones
                                                  Vice President
Dated this 18th day of December, 1999